EXHIBIT 13.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Brilliance China Automotive Holdings Limited (the “Company”), hereby certifies, to such officers’ knowledge, that:
     The Annual Report on Form 20-F for the year ended December 31, 2007, as amended by this Amendment No. 2 on Form 20-F/A (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2009	By:	/s/ QI Yumin
QI Yumin
Chief Executive Officer

Date: February 27, 2009	By:	/s/ QIAN Zuming
QIAN Zuming
Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Brilliance China Automotive Holdings Limited, and will be retained by Brilliance China Automotive Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.
     This certification will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.